UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Bryan Berndt and Volt Information Sciences, Inc. (the “Company”) mutually agreed to terminate his employment as the Company’s Controller and Chief Accounting Officer, for personal reasons. His separation became effective on January 27, 2017. Mr. Berndt’s departure is not related to any disagreement with the Company’s accounting, operating policies or practices.

(c) Effective January 27, 2017, Mr. Leonard Naujokas, who currently serves as the Company’s Vice President and Assistant Corporate Controller, assumed the position of Interim Controller and Chief Accounting Officer while the Company conducts a search to assess internal and external candidates for the position of Controller and Chief Accounting Officer.

Prior to his appointment as Interim Controller and Chief Accounting Officer, Mr. Naujokas, age 45, served since August 2012 as the Company’s Vice President and Assistant Corporate Controller. He has seventeen years of experience leading accounting functions. Before joining the Company, Mr. Naujokas served as Senior Director of SEC Reporting/Technical Accounting for Monster Worldwide, LLC from January 2011 to August 2012. From November 2003 through December 2010, Mr. Naujokas worked at Motorola, Inc., during which time it acquired Symbol Technologies, Inc. At Motorola, his responsibilities increased over the course of his tenure until he served as its Director of Accounting, Controller Enterprise Solutions Business. There are no reportable family relationships or related person transactions involving the Company and Mr. Naujokas. No material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Naujokas’ appointment as Interim Controller and Chief Accounting Officer, and there was no grant or award to Mr. Naujokas or modification thereto under any such plan, contract, or arrangement in connection with such appointment.

(e) In connection with the Company’s ongoing review of its existing executive compensation arrangements, Michael D. Dean, the Company’s President and Chief Executive Officer, agreed to amend his employment agreement (the “Employment Agreement”) effective as of January 27, 2017 (the “First Amendment”). The First Amendment provides for the deletion from the definition of “Good Reason” contained in the Employment Agreement the Company’s failure to provide Mr. Dean with annual long-term incentives at a target value of $1.6 million as a basis upon which Mr. Dean can terminate his employment with the Company and receive severance benefits.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment, dated January 27, 2017, to the Employment Agreement between the Company and Michael D. Dean dated October 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: January 30, 2017	By:	/s/ Nancy T. Avedissian
Nancy T. Avedissian Senior Vice President, General Counsel and Corporate Secretary